EXHIBIT 99.1
Press Release	Source: Fieldpoint Petroleum Co.

FieldPoint Petroleum President Interviewed by Audiostocks.com
Wednesday June 29, 2005

AUSTIN, Texas, June 29th /PRNewswire-FirstCall/ -- FieldPoint Petroleum Corporation (OTC Bulletin Board: FPPC - News) today announced its President, Ray D. Reaves was interviewed by Audiostocks.com. The interview may be heard by going to www.audiostocks.com.

About FieldPoint Petroleum Corporation http://www.fppcorp.com

FieldPoint Petroleum Corporation is engaged in oil and gas exploration, production and acquisition, primarily in New Mexico, Oklahoma, Texas and Wyoming.

This press release may contain projection and other forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended. Any such projections or statement reflect the company's current views with respect to future events and financial performance. No assurances can be given, however, that these events will occur or that such projections will be achieved and that actual results could differ materially from those projected. A discussion of important factors that could cause actual results to differ from those projected, such as decreases in oil and gas prices and for unexpected decreases in oil and gas production is included in the company's periodic reports filed with the Securities and Exchange Commission (at http://www.sec.gov ).